Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-73252, No. 333-31434, No. 333-43854, No. 333-03191, No. 333-35324, No. 333-32499, and No. 333-107677 relating to the financial statements and financial statement schedule of The Boeing Company on Form S-8 of our report dated June 27, 2005, appearing in the Annual Report on Form 11-K of The Boeing Company Voluntary Investment Plan for the year ended December 31, 2004.

/s/    Deloitte & Touche LLP

Seattle, Washington

June 27, 2005

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